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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  January 12, 2000


                              Revenge Marine, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


000-25003                        Nevada                        33-3051776
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(Commission                 (State or Other                   (IRS Employer
File Number)                Jurisdiction of                  Indentification
                             Incorporation)                      Number)


2051 NW 11th Street, Miami, Florida                                     33125
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (305) 643-0334 ext. 127
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Item 1.  Change in Control of Registrant.
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         On January 12, 2000, Revenge Marine, Inc., a Nevada corporation
("Revenge") completed the acquisition of 100% of the outstanding common stock of JR Solutions, Inc., a Delaware corporation ("JR Solutions") in exchange for 80 million shares of Revenge's common stock (approximately 83% of shares now outstanding). JR Solutions is a company specializing in the e- commerce of retail travel.

         The stock issuances were made pursuant to a Stock Purchase Agreement (the "Agreement") dated as of January 11, 2000 by and between Allied Capital Corp. and Paul R. Johnson, as sellers, and Revenge, as the buyer. The terms of the Agreement were the result of the negotiations between the managements of Revenge, JR Solutions and Paul Johnson. The foregoing summary of the Stock Purchase Agreement is qualified by reference to the complete text of the Stock Purchase Agreement, which is filed as Exhibit 2 and is incorporated herein by reference.

         As a result of the transaction with JR Solutions and the issuance of 80 million shares of Revenge's common stock, following are those persons known by Revenge to own 5% or more of Revenge's voting stock:
                                                              Percent of
                                  Number of                   Outstanding
Name and Address                  Voting Shares               Voting Shares
----------------                  -------------               -------------
Paul R. Johnson                   40,000,000                      40.5%
1533 S.E. 9th Street
Deerfield Beach, FL  33441

Allied Capital Corp.              39,181,931*                     39.7%
7711 South Jamestown Ave.
Tulsa, OK  74136


* Includes 1,954,431 shares held by Capital Markets Alliance, Inc., a wholly owned subsidiary of Allied Capital Corp.

         On the closing date of the Stock Purchase Agreement, the existing directors and officers of Revenge resigned, and new officers and directors appointed by JR Solutions' management took their place. The sole former officer and director of Revenge was William C. Robinson. The new officers and directors of Revenge are Paul R. Johnson, President, Kaz Chary, Chief Information Officer and John A. Moschella, Director of Security. In the near future, new management also intends to change Revenge's name to a name that is more reflective of its new operations.

Item 2.  Acquisition and Disposition of Assets.
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         As described in Item 1, above, on January 12, 2000, Revenge acquired all of the issued and outstanding common stock of JR Solutions in exchange for 80,000,000 shares of Revenge's common stock.

         JR Solutions providers user friendly software. The management team of JR Solutions has been researching user friendly systems, with the goal to bring travel to a new level of convenience.

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Researching ticket prices, locations and excursion services are the most costly aspects of travel companies. JR Solutions' researchers are developing software that will sort hotels, services, tickets and travel dates and times at the push of a button. In addition, JR Solutions' software will allow the user to view live as well full motion video feeds of destinations and activities.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         None. The acquisition of JR Solutions does not meet any of the significance tests described in Item 310 of Regulation SB.

(c)      EXHIBITS

         2.0 Stock Purchase Agreement dated January 11, 2000, by and among Allied Capital Corp., Paul R. Johnson, and the other shareholders of JR Solutions, Inc., a Delaware corporation and Revenge Marine, Inc. a Nevada corporation.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            REVENGE MARINE, INC.



Date: January 21, 2000                      By: /s/ Paul R. Johnson
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                                                Paul R. Johnson
                                                President

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